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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 29, 2002

                              COLONY BANKCORP, INC.
             (Exact name of registrant as specified in its charter)


           Georgia                     0-12436                 58-1492391
(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
      of incorporation)


                115 South Grant Street, Fitzgerald, Georgia 31750
                    (Address of principal executive offices)


                                 (229) 426-6000
               Registrant's Telephone Number, including area code

                                       N/A
          (Former name or former address, if changed since last report)


         Item 2.  Acquisition or Disposition of Assets.
                  ------------------------------------

         Colony Bankcorp, Inc., a Georgia corporation ("Colony"), and Quitman Bancorp, Inc., a Georgia corporation ("Quitman"), entered into an Agreement and Plan of Merger dated as of October 22, 2001 (the "Merger Agreement"), pursuant to which Quitman was merged with and into Colony (the "Merger") with Colony surviving the Merger and Quitman's wholly-owned subsidiary, Quitman Federal Savings bank, becoming a wholly-owned subsidiary of Colony contemporaneous with the consummation of the Merger. The Merger was consummated and became effective as of March 29, 2002 (the "Closing").

         Pursuant to the terms of the Merger Agreement, each share of the common stock of Quitman issued and outstanding and each holder of a Quitman option (after giving effect to a hypothetical cashless exercise of his or her options) immediately prior to the Merger were

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converted into the right to receive consideration of $4.41 in cash and approximately 0.683 of a share of Colony's common stock, par value $1.00 per share.

         Melvin E. Plair, President and a director of Quitman, entered into an Employment Agreement with Colony, whereby Mr. Plair will continue as President and a director of Quitman Federal Savings Bank, effective as of the Closing.

         In addition, Peggy L. Forgione, Executive Vice President and Controller of Quitman, entered into an Employment Agreement with Colony whereby Ms. Forgione will continue as Executive Vice President and Controller of Quitman Federal Savings Bank, effective as of the Closing.

         The consideration for the Merger was determined as a result of negotiations between Colony and Quitman and was approved by the boards of directors of Colony and Quitman and by the shareholders of Quitman. Prior to the Merger, neither Colony nor any of its affiliates, directors or officers, nor any associate of any such director or officer had any relationship with Quitman.

         Item 7.  Financial Statements, Pro Forma Financial Information and
                  ---------------------------------------------------------
Exhibits.
--------

         (a) Financial Statements of Business Acquired. Not required. The value
             -----------------------------------------
of Colony's equity in the net book value of Quitman does not exceed 10% of the total assets of Colony and its consolidated subsidiaries, and the Merger does not constitute the acquisition of a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

        (b) Pro Forma Financial Information. Not required. The value of Colony's
            -------------------------------
equity in the net book value of Quitman does not exceed 10% of the total assets of Colony and its consolidated subsidiaries, and the Merger does not constitute the acquisition of a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

         (c)      Exhibits.  The following is a list of the Exhibits attached
                  --------
hereto or incorporated herein by reference:

                  Exhibit 2.1   Merger Agreement (incorporated by reference to
Exhibit 99.2 to Colony's Current Report on Form 8-K filed with the Commission on October 22, 2001).

                  Exhibit 10.1 Employment Agreements of Melvin E. Plair and Peggy L. Forgione.*

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* Contained as an exhibit to the Merger Agreement.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          COLONY BANKCORP, INC.

Date: March 29, 2002                      By: /s/ James D. Minix
      --------------                      -------------------------------------
                                          James D. Minix
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit 2.1 Agreement and Plan of Merger dated as of October 22, 2001 between Colony Bankcorp, Inc. and Quitman Bancorp, Inc. (incorporated by reference to Exhibit 99.2 to Colony's Current Report on Form 8-K filed with the Commission on October 22, 2001).

Exhibit 10.1      Employment Agreements of Melvin E. Plair and Peggy L.
                  Forgione.*

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* Contained as an exhibit to the Merger Agreement.